UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2011

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 16, 2011, AISystems, Inc. (the “Company”) announced the appointment of John McMahon to the Company’s advisory board. The business background of Mr. McMahon is listed below.

John McMahon’s background

John McMahon was the Chairman, Chief Executive Officer and President of Genesis Lease Limited (“Genesis”), a global commercial aircraft leasing company based in Ireland and listed on the New York Stock Exchange, from its formation in July 2006 until the completion of its merger with AerCap Holdings N.V. (NYSE: AER) in March 2010. Mr. McMahon has 24 years of global experience in the aviation industry. Immediately prior to joining Genesis, Mr. McMahon was founder and Managing Director of AVIMCO, an aviation investment advisory firm that was engaged by GE Capital Aviation Services (GECAS) to assist with the formation and IPO of Genesis.

He began his aviation career in 1986 as an Operations Research Analyst at Ireland's national airline, Aer Lingus, and later was responsible for route planning and fleet planning. In 1990, he joined GPA Group, then the world's leading aircraft lessor, with a particular focus on developing the aircraft investment market in Japan. He transferred to GECAS upon its formation in 1993 when it assumed management responsibility for GPA's aircraft lease portfolio. In 1995, he joined the Daimler-Benz (now Daimler) project team to establish its associated aircraft leasing company, debis AirFinance (now AerCap) in Amsterdam. He was instrumental in growing the company from a start-up into a major global player with more than 90 airline customers worldwide.

In 2003, he moved from his position as Managing Director of debis AirFinance to become Deputy Managing Director of Structured Asset Finance at Lloyds TSB Bank plc in London. He founded AVIMCO in 2004, through which he acted as advisor on a number of large-scale aviation-related private equity projects.

Mr. McMahon holds a Bachelor of Engineering degree from the National University of Ireland and graduate diplomas in accounting and finance (Association of Chartered Certified Accountants), management (University of Dublin, Trinity College) and computer modeling & simulation (University of Dublin, Trinity College). He has completed the Advanced Management Program at Harvard Business School. He also holds a Diploma in Company Direction from the Institute of Directors and is Chairman of BNP Paribas Ireland, part of one of the world’s leading banking groups, non-executive director of Mindconnex Learning Limited, an innovative educational multimedia company and an Advisory Council member of ISTAT AirLink, the humanitarian initiative of the international aviation industry body, ISTAT.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: February 16, 2011	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer

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